EXHIBIT 5

                               The Law Offices of
             O'CONNOR, CAVANAGH, ANDERSON, KILLINGSWORTH & BESHEARS
                      One East Camelback Road, Suite 1100
                             Phoenix, Arizona 85012

                            Telephone: (602) 263-2400
                               Fax: (602) 263-2900

                                   May 7, 1999


Main Street and Main Incorporated
5050 North 40th Street, Suite 200
Phoenix, Arizona 85018

     Re:      Registration Statement on Form S-8
              Main Street and Main Incorporated

Gentlemen:

     As legal counsel to Main Street and Main Incorporated, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about May 10, 1999 in connection with the registration under the Securities Act of 1933, as amended, of 323,750 shares of the Company's common stock, par value $0.001 per share, (the "Common Stock") issuable pursuant to the Company's 1995 Amended and Restated Stock Option Plan (the "Option Plan") and an aggregate of 1,410,000 shares of Common Stock issuable pursuant to various stock option agreements (the "Agreements"). The shares of Common Stock issuable pursuant to the Option Plan and the Agreements are collectively referred to as the "Shares." The facts, as we understand them, are set forth in the Registration Statement.

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Amended Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, as amended through the date hereof;

     B. The Bylaws of the Company, as amended through the date hereof;
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Main Street and Main Incorporated
May 7, 1999
Page 2


     C. Various resolutions of the Board of Directors of the Company authorizing the issuance of the Shares; and

     D. The Registration Statement.

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Option Plan and the Agreements, will be validly issued, fully paid and nonassessable.

     Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under federal securities laws and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We  hereby  expressly   consent  to  any  reference  to  our  firm  in  the
Registration Statement, inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                          Very truly yours,


                                          /s/  O'Connor, Cavanagh, Anderson,
                                          Killingsworth & Beshears, P.A.